CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of: (i) our report dated December 15, 2009, relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Reports to Shareholders of Invesco Charter Fund and Invesco Diversified Dividend Fund (formerly known as AIM Charter Fund and AIM Diversified Dividend Fund), two of the portfolios constituting AIM Equity Funds (Invesco Equity Funds) which are also incorporated by reference into such Registration Statement; our report dated June 4, 2010, relating to the financial statements and financial highlights which appears in the April 30, 2010 Annual Report to Shareholders of Invesco Financial Services Fund (formerly known as AIM Financial Services Fund), one of the portfolios constituting AIM Sector Funds (Invesco Sector Funds) which is also incorporated by reference into such Registration Statement; and, (iii) our reports dated October 20, 2010, relating to the financial statements and financial highlights which appear in the August 31, 2010 Annual Reports to Shareholders of Invesco Multi-Sector Fund, Invesco Van Kampen Core Equity Fund, and Invesco Dividend Growth Securities Fund (formerly known as AIM Multi-Sector Fund, Van Kampen Core Equity Fund, and Morgan Stanley Dividend Growth Securities Fund), three of the portfolios constituting AIM Counselor Series Trust (Invesco Counselor Series Trust), which are also incorporated by reference into such Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 23, 2010